Exhibit 10(a)
SEVERANCE AGREEMENT AND RELEASE

This SEVERANCE AGREEMENT AND RELEASE (“AGREEMENT”), dated this 7th day of September, 2007, is by and between Maine & Maritimes Corporation, a Maine corporation (the “Company”) and Annette N. Arribas (“Arribas”).  The Parties agree as follows:

1.      Severance Pay.  The Company agrees to pay Arribas severance pay equivalent to nine months salary at Arribas’s current rate of pay, subject to withholding required by law (hereinafter the “Severance Amount”).  Arribas agrees that this Severance Amount is being offered by the Company as full consideration for the terms of this Severance Agreement and Release (hereinafter the “Agreement”) and in honor of her years of service to the Company, and is not compensation she would otherwise be entitled to receive under Maine law or otherwise.

No payment of the Severance Amount shall be made until the effective date hereof, meaning after the expiration date of the revocation period set forth in Section 9 below.  Severance checks shall be mailed to Arribas at her home address on a bi-weekly basis in accordance with the Company’s normal payroll schedule beginning with the first full payroll period following the effective date and continuing for nine consecutive months.

2.         Vacation Pay.  The parties agree that in addition to the Severance Amount discussed in paragraph one, Arribas will receive payment for all unused accrued vacation hours (subject to required withholdings) as of August 24, 2007.

3.         Moving Expenses.  In addition to the Severance Amount discussed in paragraph one, the Company will make direct payment to a moving company for packing and transportation of household items related to Arribas’s relocation from Presque Isle, Maine, to her new residence in the continental United States during the 12 month period following the execution of this Agreement up to a maximum payment of $10,000.

4.         Unemployment Eligibility.  The Company hereby states that Arribas’s position was eliminated for business reasons, and not due to misconduct or for any reason that would constitute legal “cause” under Maine’s unemployment compensation law.  Consequently, if Arribas has not obtained a new job when her severance pay terminates and wishes to apply for unemployment compensation benefits, the Company will confirm to the Bureau of Unemployment Compensation that Arribas’s position was eliminated for business reasons.

5.         Medical Benefits.  The parties agree that the premium for Arribas’s existing family health care coverage has been paid through the month of August, 2007.  Such coverage will continue for nine months, and the Company shall continue to make the regular employer contribution amount.   Arribas will be required to contribute at the same rate as an active employee during this continuation period. Should Arribas fail to make a required contribution by the 7th of each month during this continuation period, coverage will be automatically cancelled.  In accordance with federal law under “COBRA”, Arribas will thereafter be eligible for eighteen (18) months of continuation coverage at her expense.

Health Care Reimbursement Account:  Arribas will have 30 days after August 31, 2007, to submit any claims for expenses incurred during the plan year, prior to and including her separation of employment date, for reimbursement.  Alternatively, Arribas can elect to continue participation in the plan on an after-tax basis via COBRA at 102% of her current cost.

Group Term Life Insurance:  Arribas’s Group Term Life Insurance coverage under the Company’s Group Plan ceased with her employment.  However, Arribas has the right to either port or convert her policy to an individual life insurance policy if desired.  If Arribas wishes to exercise this conversion privilege, she must make written application for an individual policy and pay the first premium on it within 31 days after the cessation of her insurance.  Conversion forms and information on portability and conversion have been provided to Arribas.  Any payments or questions regarding this should be directed to:

Prudential Financial
Group Conversions
290 West Mt. Pleasant Avenue
Mail Stop NJ-11-01-03
Livingston, NJ 07039-2729
Telephone: 877-889-2070

Accidental Death & Dismemberment Insurance:  Arribas’s company provided Group AD&D coverage ceased upon separation of employment.

Disability Insurance:  Arribas’s short-term and long-term disability insurance ceased upon her separation of employment; however, she may convert her long term disability insurance to an individual policy.  Conversion forms have been provided. Any questions regarding this should be directed to:

The Prudential Insurance Company of America
P. O. Box 8769
Philadelphia, PA 19101-8769
Telephone: 1-800-842-1718

Voluntary Accidental Death and Dismemberment Insurance: Arribas’s coverage in force ceased upon her separation of employment. She may convert this coverage to an individual policy. Application and premium must be made within 31 days of the separation date.  The amount of insurance cannot be more than the amount in force prior to the separation of employment. Conversion forms have been provided.

401(k) Retirement Savings Plan:  Arribas is 100% vested.  Contributions to her 401(k) Retirement Savings Account with Bank of America ceased upon her separation of employment. Whereas her account balance exceeds $1,000, Arribas has the following options:

1. She may choose to receive payment of her vested account balance in the form of a  lump sum distribution as soon as practicable after her separation of employment. If   she receives a lump sum distribution and doesn’t roll it into another plan, such as an IRA or a new employer’s sponsored plan, she will have to pay tax in addition to a 10% penalty on the distribution.

2. She may leave her funds in the Company’s Plan and continue to direct the investment of her vested account balance until 60 days after the end of the plan year in which she attains age 65. If she does not select an earlier date, her account will be distributed in a lump sum or in installments, if she have so elected, when she attains age 65.

A distribution package will be sent to Arribas from Bank of America.  If she has any questions, she should contact:

Vivian Sawyer
Bank of America
100 Middle Street, 3rd Floor
Portland, ME 04101
(207) 874-5622

Defined Benefit Pension Plan:  Upon her separation of employment, Arribas will have met the Years of Vesting Service under the Company’s pension plan for a non-forfeitable benefit. A statement of benefits as of December 31, 2006, the pension freeze date, will be provided by Diversified Investment Advisors as soon as feasible.

6.         General Release and Covenant Not to Sue.  Arribas, her heirs, administrators, executors, personal representatives, beneficiaries, and assigns RELEASE and FOREVER DISCHARGE the Company, any other related companies, corporations, assigns, officers, representatives, employees, former employees, attorneys, trustees, and agents (collectively referred to as “RELEASEES”) from any and all claims, demands, obligations, liabilities, costs, expenses, actions or causes of actions which Arribas has or may have on account of or arising out of: (a) Arribas’s employment with the Company; (b) the termination of Arribas’s employment with the Company; (c) any and all matters pertaining to Arribas’s treatment as an employee or the termination of employment, including, without being limited to, claims under the common law of contracts, the common law of defamation, the common law of tortious interference with contracts, the common law of fraud, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Maine Human Rights Act, the federal Family & Medical Leave Act, the Maine Family Medical Leave Act, the federal Fair Labor Standards Act and its Maine equivalent, state and federal whistleblower laws, all federal and state employment and discrimination laws including but not limited to the laws of Maine, and all other state or federal laws, whether statutory or common law.  Arribas covenants not to sue the RELEASEES for any of these or related claims.

7.         Release Includes Unknown Claims.

Arribas understands and agrees that the released claims are intended to and do include any and all claims of every nature and kind whatsoever (whether known, unknown, suspected, or unsuspected) which Arribas has or may have against the RELEASEES, individually or collectively.

Arribas represents and acknowledges that she is not relying in any way on any statement or representation by the Company, except as expressly stated herein, in reaching her decision to enter into this Agreement.

8.         Discharge of Claims Under the Age Discrimination in Employment Act.  Arribas hereby knowingly and voluntarily releases and forever discharges each and all of the RELEASEES, collectively and severally, from any and all liability, claims, allegations, and causes of action arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), or any age discrimination claims under Maine law, which Arribas, her heirs, administrators, executors, personal representatives, beneficiaries, and assigns have or claim to have against RELEASEES.

9.         No Assignment or Transfer of Released Claims.  Arribas warrants that she has not sold, assigned or in any way transferred to any third party any claim that she may have against RELEASEES which arises or arose out of the matters released hereby, including her employment with or separation from the Company.  Arribas hereby agrees to indemnify and hold RELEASEES harmless against, without any limitations, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, expenses (including attorneys’ fees), causes of action, and judgments based on, arising out of, or connected with any such sale, assignment, or transfer, or any purported sale, assignment or transfer.

10.         Effective Date.  Arribas hereby acknowledges and represents that she has been given a period of twenty-one (21) days to consider the terms of this Agreement; that she has been advised to consult with an attorney and has had the opportunity to consult with an attorney prior to executing this Agreement; and that she has received good and valuable consideration to which she is otherwise not entitled in exchange for her execution of this Agreement.

Arribas and the Company hereby acknowledge that Arribas also has the right to revoke this Agreement within seven (7) days after signing this Agreement, and that this Agreement shall not become effective or enforceable until the first day after the seven-day revocation period has expired (the “Effective Date”).  In the event Arribas chooses to exercise the option to revoke this Agreement, Arribas shall notify the Company in writing, which revocation must be received on or before the last day of the revocation period.

11.         Attorney’s Fees.  In the event that enforcement of this Agreement becomes necessary by either party, the prevailing party shall be entitled to its costs, expenses and attorney’s fees.

12.         Entire Agreement.  The provisions included in this Agreement constitute the entire agreement between the Company and Arribas, and no other agreement shall have any force or effect unless it is reduced to writing and signed by Arribas and an authorized official of the Company.

13.         Severability.  In the event that any provision of this Agreement should be held to be unenforceable, each and all other provisions of this Agreement shall remain in full force and effect.

14.         Confidentiality.  The contents of this Agreement are strictly confidential.  Arribas agrees and represents that she has not and shall not communicate, display, publish or otherwise reveal any of the contents of this Agreement without the written consent of the Company.

(a)           As of the Effective Date of this Agreement and henceforth, except as otherwise specifically provided in this Agreement, Arribas agrees and covenants that she has maintained and will continue to maintain the confidentiality of, and she will not disclose, reveal, publish, disseminate, or discuss, directly or indirectly, to or with any other person or entity, the terms of this Agreement (including whether or not any amount was paid, the amount paid, or any opinion(s) or information she may have with respect to this Agreement).

(b)           The following disclosures, which are specific exceptions, are permitted in the following limited circumstances:

 (i)  Arribas may make such disclosures as are reasonably necessary for tax reporting purposes;

(ii)  Arribas may disclose the terms and amount paid under this Agreement as reasonably necessary to obtain legal, tax, accounting, financial, or investment advice or services;

(iii)  Arribas is permitted to disclose the terms of this Agreement to the extent required in any legal proceeding involving the enforcement of this Agreement, but, as to any other legal proceedings, Arribas is permitted to disclose the terms of this Agreement only to the extent specifically permitted by the Agreement or requested and consented to in writing by a manager or other authorized representative of the Company;

(iv) Arribas is permitted to disclose the terms of this Agreement in the event she is compelled pursuant to subpoena or other court order; and

(v)  Arribas is permitted to disclose the terms of this Agreement to her spouse.

(c)           The Company may communicate the subject matter of this Agreement to the managers of the Company, to its accountants, insurers and attorneys, and to its Board of Directors, and may further disclose such information to government regulatory agencies or third parties as may be required by law, regulation or by generally accepted auditing standards or accounting practices, and it may make appropriate disclosures to insurers or taxing authorities, or as necessary in any administrative or judicial proceeding arising from the matters released hereby and this Agreement;

(d)           Arribas and the Company agree that the details of Arribas’s  termination and this Agreement shall remain confidential as between Arribas and the Company and they shall not disclose them to any other person, unless compelled to do so by legal process or in conjunction with any investigation conducted by or under the authority of any government or governmental entity.

15.         Non-disparagement.  Arribas agrees that she will not make any type of disparaging remarks in any form about the Company, its officers, directors, or employees.  The Company agrees that it will not make any type of disparaging remarks in any form about Arribas.  The Company and Arribas both understand their respective obligations to respond truthfully in response to any legal inquiry (such as a subpoena) and further understand that any such obligation is not superseded by this paragraph.  The Company will provide Arribas with a reference letter for future employment in the form attached hereto as Exhibit A.  The Company and its representatives agree not to make any statement inconsistent with the contents of the reference letter.

16.         Nondisclosure.  Arribas agrees that during her employment at the Company, she had access to the Company’s records and other proprietary or confidential information (“Documents”).  Arribas agrees that she shall not disclose any information contained in the Documents or otherwise to any persons without the express written permission of the Company.

17.         Arribas acknowledges that she was not already entitled to receive the Severance Amount described above and to be provided to her in conjunction with the execution of this Agreement, and Arribas understands that she is required to sign this Agreement in order to obtain said Severance Amount and that said Severance Amount constitutes consideration for this Agreement.  Arribas further acknowledges that she has signed this Agreement freely and voluntarily, and that she has not been threatened or coerced into signing this Agreement.  Arribas acknowledges that she has not relied on any representations, promises, side agreements or other agreements of any kind in connection with her decision to execute this Agreement.  Arribas acknowledges that to the extent that she has signed this Agreement less than 21 days after it was furnished to her, she has done so for her own personal reasons and with the understanding that she could have taken the full 21 days to consider this Agreement.

18.         Headings and Captions.  The headings and captions used in this Agreement are for convenience or reference only, and shall in no way define, limit, expand or otherwise affect the meaning of instruction of any provisions of this Agreement.

19.         Duplicates.  The Agreement has been executed in duplicate.

20.         Successors.  Each of the covenants and undertakings in this Agreement shall be binding upon and shall inure to the heirs, executors, administrators, successors and assigns, respectively, of each of the parties.

EXECUTED this 7th day of September, 2007.

MAINE & MARITIMES CORPORATION

By: ______________________________
(Name)
(Title)

STATE OF MAINE                                           Date: ____________________________
AROOSTOOK, ss.

Personally appeared the above-named officer of Maine & Maritimes Corporation, and acknowledged his execution of the foregoing instrument to be his free act and deed duly authorized in said capacity.

Before me,

__________________________________
Attorney at Law/Notary Public

__________________________________
Printed Name

Commission Expires: _________________

I HAVE READ EVERYTHING IN THIS AGREEMENT AND I UNDERSTAND EVERYTHING THAT IS IN THIS AGREEMENT.  I UNDERSTAND THAT THIS AGREEMENT IS A CONTRACT AND A LEGAL DOCUMENT, AND THAT I SHOULD TALK TO MY LAWYER ABOUT IT BEFORE SIGNING IT.  I HEREBY STATE THAT I HAVE HAD SUFFICIENT TIME I WANT AND NEED TO TALK TO A LAWYER ABOUT THIS AGREEMENT BEFORE SIGNING IT.  NO ONE HAS MADE ME ANY PROMISES TO GET ME TO SIGN THIS AGREEMENT EXCEPT FOR THE PROMISES THAT ARE WRITTEN IN THIS AGREEMENT ITSELF.  NO ONE HAS FORCED ME TO SIGN THIS AGREEMENT, AND I SIGN IT OF MY OWN FREE WILL.

_______________________________
Annette N. Arribas

STATE OF MAINE                                           Date: _____________________________
AROOSTOOK, ss.

Personally appeared the above-named individual, and acknowledged her execution of the foregoing instrument to be her free act and deed duly authorized in said capacity.

Before me,

__________________________________
Notary Public

__________________________________
Printed Name

Commission Expires: _________________

EXHIBIT A

To Whom It May Concern:

During Annette Arribas’s over ten-year tenure with Maine & Maritimes Corporation and its affiliates, she played an integral role in the growth of the organization, including the execution of six acquisitions in the U.S. and Canada.  During this period, she was responsible for significant improvements in the Company’s treasury platform, investor relations program, and compliance program.  The Company is very appreciative of her efforts and capabilities.  She represented our Company well, and we wish her the best in her future endeavors.

Brent M. Boyles, President
Maine & Maritimes Corporation